PIA MUTUAL FUND
EXHIBIT 11(B) TO FORM N-CSR


I, Joseph Lloyd McAdams, Jr., hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  JULY 30, 2004

/S/ JOSEPH LLOYD MCADAMS, JR.
-----------------------------
Joseph Lloyd McAdams, Jr.
Chairman, President and Treasurer






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